DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
                                                                          Page 1






                             DYCOM INDUSTRIES, INC.

                                December 9, 2003
                                  8:00 a.m. CST



Moderator                  Good morning, ladies and gentlemen, and thank you for
                           standing by. Welcome to the Dycom Recent Acquisitions conference call. At this time all participants are in a listen-only mode. Later we will conduct a question and answer session with instructions being given at that time. As a reminder, this conference is being recorded.

                           I would now like to turn the conference over to our host, President and CEO, Mr. Steven Nielsen. Please go ahead.

S. Nielsen                 Good morning, everyone. I'd like to thank you
                           for attending our acquisition review and updated outlook conference call. With me we have in attendance Richard Dunn, our Chief Financial Officer, and Mike Miller, our General Counsel.

                           Now I will turn the call over to Mike Miller.  Mike.

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
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M. Miller                  Thanks, Steve. Statements made in the course
                           of this conference call that state the company's or management's intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements.

                           Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings, including, but not limited to, the company's report on Form 10-K for the year ended July 26, 2003 and the company's quarterly report on Form 10-Q for the quarter ended October 25, 2003. Steve.

S. Nielsen                 Thanks, Mike.  Yesterday after the markets closed we
                           issued a press release updating our outlook for the second and third quarters of our fiscal 2004.
                           Previously on November 25th we announced the closing of the purchase of substantially all of the assets of First South Utility Construction. On December 3rd we announced the closing of a merger with UtiliQuest
                           Holdings whereby UtiliQuest became a wholly owned subsidiary of Dycom.

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
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                           The purpose of this call is to provide additional
                           information regarding both acquisitions and to update our outlook. First South Utility Construction is headquartered in Greensboro, North Carolina and provides outside plant construction and engineering services to telecommunications providers throughout the eastern United States. The acquisition of substantially all of its assets has enhanced our scale and increased both our customer diversification and penetration.

                           We expect the acquisition to yield obvious synergies and present margin expansion opportunities. First South currently employs 380 and is expected to generate $42 to $47 million in annual revenues. Due to its geographic location, it fits naturally within our current southeast operations and expands our already leading capabilities in that crucial regional market. It increases our exposure to telephone company capital expenditures and an upturn in the general economy.

                           First South provides master contract services to Bell South in Statesville, North Carolina; Asheville, North Carolina; Charleston, South Carolina; Orangeburg-Aiken, South Carolina; Athens, Georgia; Huntsville-Decatur, Alabama; and North Nashville, Tennessee. In addition, it provides master

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
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                           contract services to CenturyTel in North Alabama and
                           Tennessee; TDS Telecom in Tennessee; and for AT&T, right of way and design services.

                           While Dycom has occasionally worked for CenturyTel, TDS, and AT&T, these contracts are our first substantial contracts for these customers. Finally, First South possesses a long history of working for several rural RUS-type telephone providers. Given its overlap with our current subsidiary operations, First South is in the process of being completely folded into two existing Dycom subsidiaries.

                           Integration is well advanced and we anticipate the elimination of significant amounts of duplicative overhead and the generation of meaningful cost synergies. Upon completion of the integration, we expect cash flow margins from operating activities, which equal or exceed current Dycom cash flow margins. We anticipate that the acquisition will be accretive no later than our April quarter. First South's acquisition presents significant strategic benefits and has been well received by our joint customers and employees.

                           UtiliQuest is headquartered in Atlanta, Georgia and provides underground utility locating services throughout the country. It is generally viewed as

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                                                          DYCOM INDUSTRIES, INC.
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                           the largest locating firm in the United States. The
                           acquisition of UtiliQuest has enhanced our scale, provided significant product line and customer diversification, and expanded our geographic footprint. We expect the acquisition to yield synergies and present margin expansion opportunities.

                           UtiliQuest currently has over 1,900 employees and generates approximately $135 million in annual revenues. UtiliQuest in conjunction with our existing locating operations possess unparalleled scale capability and resources to serve our customers. It dramatically increases our exposure to routine and recurring maintenance expenditures by our customers and positions Dycom to broadly benefit from an upturn in general economic activity.

                           UtiliQuest's leading customers include Bell South, Verizon, Qwest, Comcast, Washington Gas Light, Encore, Southern Cal Edison, Baltimore Gas and Electric, Virginia Power, Adelphia, and Time Warner. It has a strong geographic presence in the mid Atlantic, southeast, Texas, Colorado, and California. Given its operational overlap with one of our locating operations, UtiliQuest will be combined administratively with an existing Dycom subsidiary.

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
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                           Integration is ongoing and we, again, anticipate the
                           elimination of significant amounts of duplicative overhead and meaningful cost synergies. Upon completion of the integration, we expect cash flow margins from operating activities, which equal or exceed current Dycom cash flow margins, although we expect those margins will be seasonally stronger from April through October each year.

                           We anticipate that the acquisition will be accretive no later than our April quarter. The UtiliQuest acquisition strategically positions Dycom to uniquely benefit from a general economic upturn, any increase in overall excavation activity, including any activity arising from fiber to the premise initiatives, and dramatically increases the portion of Dycom's revenue driven by routine and recurring expenditures by our customers. It has been well received by our joint customers and employees.

                           Subsequent to the closing of these acquisitions we have discussed today, we have updated our outlook as follows. For the second quarter of fiscal 2004 we anticipate earnings per share of $0.14 to $0.18 on revenues of $170 to $185 million. This outlook anticipates a growing economy in the U.S., normal but not especially difficult seasonal weather, continued spending by Comcast on its acquired systems, firming seasonal demand

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
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                           from our telephone customers, and acquisition
                           integration that proceeds uneventfully.

                           Looking beyond the second quarter, we anticipate earnings per share of $0.18 to $0.23 per share on revenues of $180 to $195 million for the third quarter of fiscal 2004. This expectation is based upon the continued impact of those factors cited for the second quarter, along with prudent caution regarding the sustainable direction of intermediate capital spending, particularly by telephone companies, and an appropriate recognition of Comcast's plans to substantially complete its AT&T Broadband upgrade midway through calendar year 2004.

                           Now, Dave, we will open the call for questions.

Moderator                  That will come from the line of Mark Hughes with
                           Suntrust Robinson. Please go ahead.

M. Hughes                  I have a question for you regarding your revenue mix
                           going-forward with these acquisitions. What will the composition be between telco, cable, and locating services? Then I've also seen a little bit more in the press recently regarding Time Warner and its Internet telephony initiative. You

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                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
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                           may have touched on this in prior calls, but I was
                           wondering if you could give us an update in what your thoughts are regarding that and any potential competitive response from the ILECs. Thank you.

S. Nielsen                 You know, we're going to give you some ranges,
                           because these are pro forma kind of going forward for future activity, but it looks like telecom will stay kind of in the mid 30% of our business, cable about
                           40%, and locating in the kind of low to mid 20%, probably in the low 20% with 4% for other. So, that's how we anticipate it shifting. In terms of voice-over
                           IP, I think, there are two potential opportunities there clearly, as Time Warner and others roll out that service.

                           That makes the capabilities of their networks that much more important to them, so we think that there may be some opportunities in perhaps a little bit of increased cap ex, as well as even more focus on maintenance expenditures to keep the network up and that furthermore it seems clear to us that all of the telephone companies are trying to develop strategies that truly get to the video, voice, and data offering that the cable operators seem about to roll out through voice-over IP.

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
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Moderator                  Our next question comes from the line of Steven Fox
                           with Merrill Lynch. Please go ahead.

S. Fox Good morning. Could you be a little bit more specific about the acquisitions in terms of the accretion level and the level of sales you expect? What type of seasonality is there as you head into the April quarter?

S. Nielsen                 I think that the seasonality in the locate business
                           is as we said, kind of the strong months are kind of April through October, sometimes into early November just with the excavating season being substantially stronger in that period. In terms of the revenue, I don't have it. We haven't quantified it, Steve, but I would think that if those months represent seven-twelfths of the year, they might be eight-twelfths of the revenue perhaps. Does that sound reasonable, Dick, because there is that kind of seasonality in the business. Is that helpful?

S. Fox A little bit. Can I sort of throw out a couple of numbers? It sounds like you probably have almost two-thirds of a quarter from these two acquisitions in this quarter. Does that mean you're roughly looking at about $25 million in sales from the two deals? Then, next quarter if there

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
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                           is a little bit of seasonality by April, are we
                           around $40 million at least in revenue?

S. Nielsen                 I think you're close. You may be a little bit high on
                           the third quarter, because really the season around the country really doesn't start until the first week of April.

S. Fox Then, last quarter, what are we talking about in terms of accretion in April? Is it one cent to $0.03 type of number, or how should we look at this?

S. Nielsen                 I mean, I think, we're hopeful that it's in that
                           range. It may be, I think that's about the right range. I mean, because we've got both integration and the winter to think about, but, I think, that's probably a reasonable number. Dick.

R. Dunn                    Yes. I think that's ...

S. Nielsen                 Yes. That's a pretty good estimate, Steve.

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
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Moderator                  Next we'll go to the line of Alex Rygiel with
                           Friedman Billings. Please go ahead.

A. Rygiel                  Steve, circling back to the two acquisitions and
                           their top one or two customers. Can you break out what percent of revenue Bell South was for UtiliQuest, as well as for First South utility?

S. Nielsen                 Yes. We'll give you ranges, Alex, but First South was
                           in the mid-40% of that run rate that we gave you. We think that's going to be where it will be for the next 12 months. Then for UtiliQuest it was in the neighborhood of $18 to $20 million is where we think that's going to be. So that's growth, you know, that stability on the telecom side comes in part from expanding our presence with Bell South.

A. Rygiel                  I'm sorry. Just to circle back, First South, 45% of
                           revenues comes from Bell South?

S. Nielsen                 Yes.  Let's call it $20 to $21 million.

A. Rygiel                  And for UtiliQuest it's $18 to $20 million on a
                           full-year basis?

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S. Nielsen                 Yes.

A. Rygiel                  Did these acquisitions bring any backlog with them
                           and, if so, what's your restated backlog?

S. Nielsen                 The backlog, and we're still working through it to
                           make sure that it conforms exactly to our accounting practices, but it should be in excess of $250 million between the two businesses.

A. Rygiel                  That's in total, correct, not necessarily what's
                           going to be performed over the next 12 months?

S. Nielsen                 That's in total.

A. Rygiel                  When you look at your utility locating business, how
                           do you forecast that business? I mean, what's the one key driver that you look at? Is it new residential home construction? Is it the overall economy? How do you forecast that business from the bottom up?

S. Nielsen                 Well, I think, there is two pieces of which you hit
                           on. I mean, one is residential activity, but don't forget that that's got to be market specific.

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                           We don't have a major presence, for example, in the
                           upper Midwest and so to whatever degree that's a contributor to overall activity it doesn't impact the business. So you've got to pay attention to kind of the regional residential housing starts where we do provide services.

                           I think, in addition to that, there is a pretty good correlation over the last ten years to just general economic growth, because this is a business that although we're working for utilities, the locate requests are driven by very simple things. I mean, it could be a landscaper. It could be somebody putting a mailbox in. It could be somebody putting a building addition on.

                           So, I think, there is a pretty good correlation or at least directionally a correlation with general economic activity. I think, thirdly, this is an outsource business and so you look to where the utilities are in terms of how busy they are with their own programs or what their desire would be to outsource an activity. That generally, once again, correlates with how the overall economy is doing.

A. Rygiel                  When you look at your revenue base on a pro forma
                           basis, can you give us a sense as to what the mix is geographically, northeast, mid-Atlantic, southeast, and so on.

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
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S. Nielsen                 We can give it to you directionally. The UtiliQuest
                           business has a strong presence in the Washington to Baltimore corridor where we essentially have limited presence, except on the cable construction side. So you'll see states like Maryland that are pretty sizeable, Colorado, California, Texas, then a pretty good presence in North Carolina; and Virginia also is a large state.

A. Rygiel                  With regards to Comcast, can you give us an update as
                           to where that business stands long-term understanding that you, I believe, were looking to capture maybe a little bit more market share inside Comcast as it looks to create sort of an MSA model for ongoing maintenance longer-term.

S. Nielsen                 I mean, I think, that's still to be determined, Alex.
                           They're still working on it and we're seeing opportunities on that all the time, but we're still forecasting taking a conservative position with regards to that new business that we'll talk about it when it happens.

A. Rygiel                  Based upon your early estimates, when that business
                           comes to an end in mid '04, calendar '04 some time, what do you think your annual run rate revenue stream for Comcast will be?

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                                                  December 9, 2003/8:00 a.m. CST
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S. Nielsen                 I mean, I think, there is $15 to $20 million of
                           business there that we do probably all the time. Now once again, this is a service business, so that's only as good as how we do today. But we think on kind of a recurring basis that would be a good expectation with hopefully some upside.

A. Rygiel                  And that's on an annual basis?

S. Nielson                 No. I think that's quarterly.

A. Rygiel                  Thank you.

Moderator                  Next we will hear from the line of Barry Posternak
                           with Kensico. Please go ahead.

B. Posternak               Good morning. Just looking at your revenue
                           guidance for Q3 '04, I wanted to make sure I understood it. If I take like the midpoint of the guidance and back out acquired revenue of roughly $40 million, I get up about mid-single digits year-over-year on the base business. Is that about the ballpark?

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
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S. Nielsen                 I think the $40 million may be a little bit high, but
                           that's probably close. As we said in the comments, we've seen some good general improvement in telco spending, but next year is a new budget year and we want to be cautious until we see some more about where their announced capital budgets are for next year.

B. Posternak               Is the seasonality that you've built into that
                           forecast for the third quarter in terms of the weather similar to what was the case in the prior year?

S. Nielsen                 Yes. I think that's about right. I mean, we have not
                           changed expectation significantly from last year.

B. Posternak               Is the Comcast, as you said, they're planning to be
                           substantially complete by mid-year '04. So for your July quarter, is the mid-year kind of precise enough that it would be like you'd have two months of revenue through June and then you'd see a big decline in July?

S. Nielsen                 I don't think there is that element of precision,
                           because we're working on multiple projects, some of which that still have calendar year-end objectives that may not be directly related to the AT&T upgrade, but are,

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
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                           you know, just part of their residual upgrade
                           activity. So I don't know that you can look at it with that kind of precision.

B. Posternak               Would they be, do you think, going full board through
                           June at a high rate or would it be where as they get closer to finish that their spending would be kind of declining?

S. Nielsen                 I think to the extent that they need to spend to
                           maintain their commitment on schedule, I mean, they're going to do that. So I don't think they're going to slow down if it imperils the schedule. But assuming that they're hitting their schedules, I think that prudently projects will close on a rational basis. They won't run them all until a Friday and just say you're done. I mean that's not the way these projects work.

B. Posternak               So as projects gets closed in '04, kind of the
                           revenue would kind of trend down?

S. Nielsen                 Yes. I think so. I mean we've talked about it before.
                           Having customer rotation in our business is something that we've been dealing with for a long time and we see opportunities with Comcast. Nothing is guaranteed. We've got to execute to get there. But we think that with the general

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                           upturn in the economic environment that we will see
                           opportunities as we have in the past as when we've had customers go through cycles of spending.

Moderator                  Next, we'll hear from the line of Alan Mitrani with
                           Copper Beech.  Please go ahead.

A. Mitrani                 Can you talk about the capital spending budget, your
                           spend? I mean, I guess, it's harder to look on a fiscal year basis, but if you can just give us a sense?

S. Nielsen                 I think incrementally, Alan, it would pick up kind of
                           at a run rate basis in kind of the $5 to $6 million range.

A. Mitrani                 Do you look at it as $5 to $6 million off of a base
                           of $175 and acquired revenues. Do you only think you need 3% of revenues for capital?

S. Nielsen                 The locate business is less capital intensive per
                           employee than our average business mix. So, we think, you know, there may be a little bit more, but it's not going to be substantially more.

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A. Mitrani                 So you know you have to revalue the assets when you
                           buy it. can you give us a sense as to how much D&A is going up on a quarterly basis or annual basis?

S. Nielsen                 Yes. We're still in the process of doing that. I
                           don't, when you say up, up from standalone Dycom?

A. Mitrani                 Yes. Obviously.

S. Nielsen                 Dick.

R. Dunn Let's see. Alan, there are a couple of factors that we're working with and that's the intangibles and the depreciation numbers. So, ...

S. Nielsen                 I think we can give some depreciation guidance. I
                           think we're in the neighborhood of $7 or $8 million.

A. Mitrani                 This is annual, correct?

R. Dunn                    That's correct.

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                                                          DYCOM INDUSTRIES, INC.
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S. Nielsen                 Annualized.

A. Mitrani                 Also, I saw in looking at the Q that came out it
                           seems like it says you drew down about $85 million off of your $200 million revolver to pay for the deal. Last time I looked you had about $150 million of cash on the books. So the total amount you paid for the deals was $150, correct, in cash?

S. Nielsen                 No. The total we paid was $120 on one and $50 on the
                           other. We acquired some working capital, too.

A. Mitrani                 Okay. So if you take the $170 and drew down $85
                           million, it means you roughly used $85 million of your own cash, plus $85 million of your revolver and the working capital I saw you did something like $6 to $9 million, something like that.

R. Dunn                    That we purchased?

A. Mitrani                 Yes.

R. Dunn Yes. There was some excess working capital, Alan, so about closer to $9.

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
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A. Mitrani                 My point is you still have a lot of cash left on your
                           balance sheet.

S. Nielsen                 Yes. I mean our view on the borrowing is that our
                           incremental cost to borrow was so low, Alan, that we felt comfortable with a little bit of interest expense that, you know, we might have been able to cut it closer, but we still see some opportunity out there both in our own business and potentially externally. We wanted to have some cash around.

A. Mitrani                 So you're not done making acquisitions over the next
                           year?

S. Nielsen                 Well, we're opportunistic. They've got to make sense
                           and be accretive to our shareholders, but our view is that the economy is in a recovery mode and that that's a good time to be looking at acquisitions, but they still have to make sense.

A. Mitrani                 Also, as you were telling Alex, it seems like Bell
                           South is the largest customer of the combined companies that you bought. Is that correct?

S. Nielsen                 Yes. That's actually true in both cases.

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A. Mitrani                 Can you give us maybe a couple of the other customers
                           in terms of percentages, what that does, specifically Comcast and a couple of the other telco companies? I mean, you mentioned Verizon as a customer. Historically, that hasn't been a very large customer of yours, at least the last few years. Just talk a bit more about customer mix or what percentage of revenues goes to different customers.

S. Nielsen                 Yes. Once again, these are pro forma numbers, so it's
                           hard to tie these things down, you know, with a lot of precision, but you'll see Verizon being a customer on a combined basis of probably in the neighborhood of 2% or 3%, kind of $15 to $16 million.

                           Then Qwest will grow through the Colorado operations primarily and then also Comcast, although that was a much smaller customer of UtiliQuest. I think the additional customers are with UtiliQuest on the electric and gas utility side, which is some diversification that we've not had, and then on the First South side with CenturyTel and AT&T.

A. Mitrani                 Can you give us a sense as to how these acquisitions,
                           specifically UtiliQuest, can help your core business?
                           I mean, you mentioned some customers that you haven't done business with historically. Maybe you

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                           can get more construction work from them. But just in
                           general, do you see it raising the margins of your current business?

S. Nielsen                 You know, there are always some scale synergies and
                           markets that we serve on a combined basis. So, for example, in Atlanta we served Bell South both on the construction side and on the locate side. That's a Dycom operation that that relationship is a little bit smoother. I don't know, Alan, that normally that there would be a high correlation or a high level of synergies.

                           On occasion in the past where we have done large broadband deployments and we were the construction and the locating entity, certainly that did give us some opportunities to coordinate and create some synergies there, because those types of deployments of fiber cable create lots of locate requests. If you can work together on that, it generally makes for a much smoother service delivery to the customer.

A. Mitrani                 Just getting back to the balance sheet and the debt
                           level question. It's been a couple of years since you've run with debt. Given where you said interest rates, where clear interest rates are, you're only paying a few percent for the debt.

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                           It seems like the right thing to do to lever up a
                           little bit and gain some share, and be able to buy accretive, make some good acquisitions. Can you talk about your tolerance for levering up the balance sheet here given the acquisition outlook and the fact that your competitors really are not in a position to buy. Do you envision running with a permanent debt level, even a low level for the next couple of years?

S. Nielsen                 Well, I think, Dick, our covenant is, what 2.25%
                           total debt to cash flow, so that obviously gives you where we were comfortable in signing an agreement with the banks, Alan. I think at this point given the cost to debt and given some growth opportunities that this is probably a time where debt can be cheaper than any other financing option in this part of the economic cycle.

A. Mitrani                 Okay. Then one last question; I'll get back in queue.
                           From Comcast, I just want to be clear. Have we seen the peak in Comcast revenues from an absolute dollar basis, which I guess would have come a couple of quarters ago?

S. Nielsen                 Well, just barely a couple of quarters ago, because
                           the first and the fourth were essentially flat.

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
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A. Mitrani                 Right, $68 to $67 million.

S. Nielsen                 I think at this point given the trajectory of the
                           upgrade that we have at this point, now whether that's the historical peak forever, you know, ask that question in '98 and 2001. I would have said both times that that was kind of a peak. In this particular case given their current needs, I think that's probably a safe assumption.

A. Mitrani                 Okay. So I'm just talking more from this upgrade. So
                           given the seasonality, obviously revenue should be down in the next couple of quarters to Comcast. When do you think it'll drop back down to call it the, I don't know, $20 to $30 million range when it was four to five quarters ago.

S. Nielsen                 You know, our sense is that they mean what they say,
                           when they'll be substantially complete by the middle of the year. They're always going to have some opportunities, which we'll have to compete for for recurring business. But, I think, by the second half of calendar '04 it will be more of kind of a steady business.

A. Mitrani                 And you've modeled that into your expectations,
                           correct?

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
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S. Nielsen                 Yes. I mean, I think, it's never good to not believe
                           what Comcast says, so we always take their assumptions and build it into our forecast.

Moderator                  Next is a question from the line of Matthew Berg with
                           Laser Management. Please go ahead.

M. Berg Good morning, Gentlemen. This is Matthew Berg from Laser Management. I just have a couple of questions. I got on the call a little bit late. I know that the first question was about voice-over IP and Time Warner's initiative. I'm a little new to the story, but could you just explain to me what kind of spending the cable companies would make towards their contractors, if they went through a voice-over IP upgrade does it require laying new cable? What exactly would the spend look like? Do you guys have any sense of that?

S. Nielsen                 Yes. My comments are in general and not for any
                           specific customer, because they're all different. I mean, obviously the voice-over IP requires some equipment installation, so that that enables the network to handle the voice traffic. We have done some of that, although that has not been a big piece of our business to this point. To the extent that you put more traffic

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                                                            Host: Steven Nielsen
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                           on their networks, they've got to be able to run
                           their networks with a very clean signal.

                           So that may indicate that there might be some minor incremental upgrade spending to support these voice-over IP rollouts. Now that's a general statement. It depends on when the particular cable system was upgraded. Those systems may have been upgraded to 750 eight or nine years ago; there may be some greater potential there to kind of do a tune-up to the system to enable a good rollout of voice-over IP.

                           Those obviously, the Comcast is finishing up right now. I think as part of their plans, they're doing it with voice-over IP in mind right now. Then there is an installation piece when you have to do the actual equipment. That historically has not been a big piece of our business, but at times we have also done that. I think those are the direct opportunities.

                           The indirect opportunity is in our business historically when competitive pressure between the cable and the telco industries has increased, they have generally had to compete through differentiating their infrastructure, which they do through capital spending. So to the extent that they can generate some more revenue off their networks, they're just prone to spend

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                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
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                           a little bit more. Whichever industry is contending
                           with that competitive threat has to spend somewhere also.

M. Berg                    That's a high-class problem for you all.

S. Nielsen                 Well, you know, it's been a long three years, but the
                           basic environment of kind of an action/reaction dynamic between those two industries seems to me looking out the next ten years to be as strong as ever.

M. Berg                    Yes. It seems like you guys are positioned very well.
                           Any sense on how big the spend from cable TV on the voice-over IP, what that could relate to in terms of spending for the overall contracting?

S. Nielsen                 Yes. I think it's a little bit early, Matthew, just
                           because, you know, at this point Time Warner as I read the article this morning has only really substantially deployed itself in Portland, Maine.
                           When they get into their larger markets and see what the take rates are, I think, it'll be much easier to calibrate what that opportunity is.

M. Berg Then just one other question. We've had a couple of days of pretty heavy snow in the northeast. I know it hit the south a little bit. It seems to be

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
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                           melting pretty quickly. But what impact will this
                           have on this quarter's operations?

S. Nielsen                 We forecasted seasonal weather. You know, one
                           snowstorm is certainly seasonal. Seventeen snow storms or three weeks of snow isn't in the forecast.
                           So far we're well aware of what the weather has been to date and that hasn't changed our expectation for the current quarter.

M. Berg                    That's great. Thanks so much.

Moderator                  We have a follow-up from the line of Alan Mitrani
                           with Copper Beech. Please go ahead.

A. Mitrani                 I don't want to extend this call too much, but you
                           talked about Time Warner and obviously I haven't seen
                           Time Warner at least from your business making a top ten customer in years. Do you have any indications that? I mean, it's rare that you talk about Time
                           Warner. I realize that voice-over IP is the ticket of the day and they're one of the few companies really trying to roll it out aggressively according to today's paper. But do you anticipate that they could become a bigger customer again?

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
                                                                         Page 30

S. Nielsen                 Well, we've always had a recurring level of business
                           with them, Alan. It's just been at a lower level.
                           But, you know, they were one of the early upgraders to networks. When they were, we did quite a bit of business with them in the mid-`90s.

A. Mitrani                 Let me ask you a second question, I guess. In
                           following-up on Matt's question, I realize that it is difficult to quantify, but is there a certain level in the number of megahertz in terms from the cabling perspective that you need in order to offer voice-over IP?

S. Nielsen                 You know, this is a little bit beyond my technical
                           expertise, Alan, but it's generally not a question of bandwidth. I think any of the 750 systems have adequate bandwidth. I think it's more the quality of the signal and the amount of what the industry calls noise ingress that can pose some difficulties for voice-over IP. We just want to have a tight network in order to deploy the service well.

A. Mitrani                 My last quarter is your business on the MSA
                           contracts, obviously, it's exposed to economically sensitive, given non-residential construction, adding access line and others. In the past you've talked about how the Bells have under-spent their network builds, but I would think given your

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
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                           utility business and given your MSAs for Bell South
                           and other areas, you'd be one of the first companies in certain lines of your business to see a bit of a spend back, a bit of a comeback in non-residential construction. Are you seeing that in some of your geographies?

S. Nielsen                 Well, I think, what we've indicated, Alan, and I
                           think the Bells have indicated in their calls is that their spending in the second half of this year is significantly better than it was in the second half of last year. We certainly hope that that continues and that the historic pattern in our industry is that as the economy gets better, the capital budgets and just the overall spending levels of our customers being large utilities in general tends to lag at about six to nine months, just the way it tends to lag going into a recession. So, I think, as they get more comfortable that their businesses are stabilizing that they'll be more comfortable in spending.

A. Mitrani                 Then is your visibility going into calendar '04
                           better than it was going into calendar '03?

S. Nielsen                 Well, it's hard to have good visibility when for the
                           fourth quarter of last year, I think, it was widely acknowledged that a lot of the telephone companies didn't spend a whole lot of money. So we had probably less visibility, because of a poor background.

                           We're not trying to overplay visibility just because we've had a good second half of this year on the spend side. But if the economy gets better, we have the kind of economic growth that people indicate is out there in the economy, that will make everybody who watches capital budgets feel better about spending money.

A. Mitrani                 When can we expect to see an 8-K with some more
                           financial details regarding the acquisition?

R. Dunn Alan, I'm working with our advisors on when that's due. So far they don't have a scheduled date just yet.

S. Nielsen                 But it will be whenever we need to get it out there,
                           it'll be out there.

Moderator                  Mr. Nielsen, no one else queued up at this time.

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                                                          DYCOM INDUSTRIES, INC.
                                                            Host: Steven Nielsen
                                                  December 9, 2003/8:00 a.m. CST
                                                                         Page 33

S. Nielsen                 Well, thanks for everybody for attending this
                           conference call and we look forward to speaking to everybody on our next call for second quarter earnings. Thank you.

Moderator                  Ladies and gentlemen, that does conclude the
                           conference for today. Thank you for your participation and for using AT&T Executive
                           Teleconference. You may now disconnect.